UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2006

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

921 E. Alton Avenue, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

          On July 12, 2006, Collectors Universe, Inc. issued a press release announcing its acquisition of Expos Unlimited LLC, Operator of Long Beach and Santa Clara Coin, Stamp and Collectibles Expos.  Expos Unlimited LLC (“Expos”) is a tradeshow management company that operates internationally renowned coin, stamp and collectibles shows in Long Beach and Santa Clara, California.  Collectors Universe paid $2.4 million in cash at closing for Expos and, depending on the future financial performance of Expos, may become obligated to make contingent payments of up to an aggregate of $750,000 over the next five years.  Expos promotes, manages and operates two venues of collectibles conventions: The Long Beach Coin, Stamp & Collectibles Expo and the Santa Clara Coin, Stamp & Collectibles Expo.  These conventions, on a combined annual basis, are believed by Expos to comprise the largest gathering of coin, stamp and collectibles dealers and collectors each year.

          A copy of the press release announcing this acquisition is attached as Exhibit 99.1 to, and by this reference is incorporated into, this Current Report on Form 8-K.

          In accordance with General Instruction B-2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01     Financial Statements and Exhibits.

                   (d)     Exhibits.

Exhibit No.	Description

99.1	Press release of Collectors Universe, Inc. issued July 12, 2006, announcing its acquisition of Expos Unlimited LLC, Operator of Long Beach and Santa Clara Coin, Stamp and Collectibles Expos.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: July 13, 2006	By:	/s/ JOSEPH J. WALLACE

Joseph J. Wallace, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Collectors Universe, Inc. issued July 12, 2006, announcing its acquisition of Expos Unlimited LLC, Operator of Long Beach and Santa Clara Coin, Stamp and Collectibles Expos.

E-1